Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Four Oaks Fincorp, Inc.
Four Oaks, North Carolina:

We consent to the reference to our firm under the caption “Experts” and to the incorporation herein by reference of our report dated March 30, 2012, with respect to the consolidated financial statements of Four Oaks Fincorp, Inc. and subsidiaries (the “Company”) as of December 31, 2011 and 2010, and for the years then ended included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina
June 15, 2012